As filed with the Securities and Exchange Commission on September 25, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Diamond Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	20-2556965
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer Identification no.)
600 Montgomery Street
San Francisco, California 94111
(415) 445-7455
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
2005 Equity Incentive Plan
(Full Title of the Plans)
Michael J. Mendes
President and Chief Executive Officer
Diamond Foods, Inc.
600 Montgomery Street, 17th Floor
San Francisco, California 94111
415-445-7445
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Horace L. Nash, Esq.
Fenwick & West LLP
801 California Street
Mountain View, California 94041
(650) 988-8500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities	Amount to be	Aggregate Offering	Aggregate Offering	Registration
to be Registered	Registered (1)	Price Per Share (2)	Price	Fee
Common Stock, par value $0.001 (4)	641,921(4)	$26.82	$17,216,321.22	$676.60

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares that become issuable under the plans of the Registrant referenced in this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s Common Stock reported on The NASDAQ Global Market on September 23, 2008.
(3)	Attached to and trading with each share of common stock is a preferred stock purchase right. Each right entitles the holder, under the circumstances set forth in the Rights Agreement dated as of April 29, 2005 between the Registrant and Equiserve Bank and Trust, N.A., to purchase 1/100th of a share of Series A Junior Participating Preferred Stock. The preferred share purchase rights will be issued for no additional consideration. Accordingly, no additional registration fee is required.
(4)	Represents 641,921 shares automatically reserved for issuance upon the exercise of stock options and grants of stock under the Registrant’s 2005 Equity Incentive Plan.

EXPLANATORY NOTE
     This registration statement on Form S-8 (the “Registration Statement”) is being filed pursuant to General Instruction E to Form S-8. This Registration Statement registers an aggregate of 641,921 additional shares of common stock automatically reserved on August 1, 2007 and August 1, 2008 for issuance upon exercise of stock options and grants of stock under the Registrant’s 2005 Equity Incentive Plan pursuant to the terms of such plan.
STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement hereby incorporates by reference the contents of the Registrant’s earlier registration statements on Form S-8 filed with the Securities and Exchange Commission on July 20, 2005 (registration number 333-126743) and January 18, 2007 (registration number 333-140066).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Not required pursuant to General Instruction E to Form S-8.
PART II
INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Number	Exhibit Title
5.01	Opinion of Fenwick & West LLP as to legality of securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Deloitte & Touche, LLP Independent Registered Public Accounting Firm.

24.01	Power of Attorney (see signature page).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 25th day of September, 2008.

DIAMOND FOODS, INC.
By:	/s/ Michael Mendes
Michael J. Mendes
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael J. Mendes and Steven Neil, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Principal Executive Officer:

/s/ Michael Mendes	President and Chief Executive Officer,	September 25, 2008
Michael J. Mendes	Director

Principal Financial Officer and Principal
Accounting Officer:

/s/ Steve Neil	Executive Vice President, Chief Financial and	September 25, 2008
Steven Neil	Administrative Officer, Director

Additional Directors:

/s/ Larry Baer	Director	September 25, 2008
Laurence M. Baer

/s/ Jack Gilbert	Director	September 25, 2008
John J. Gilbert

Name	Title	Date

/s/ Bob Lea	Director	September 25, 2008
Robert M. Lea

/s/ Dennis Mussell Dennis Mussell	Director	September 25, 2008

/s/ Steve Neil	Director	September 25, 2008
Steven M. Neil

/s/ Joe Silveira	Director	September 25, 2008
Joseph P. Silveira

/s/ Glen Warren	Director	September 25, 2008
Glen C. Warren, Jr.

/s/ Bob Zollars	Director	September 25, 2008
Robert J. Zollars

/s/ Ed Blechschmidt	Director	September 25, 2008
Edward A. Blechschmidt

EXHIBIT INDEX

Number	Exhibit Title

5.01	Opinion of Fenwick & West LLP as to legality of securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Deloitte & Touche, LLP Independent Registered Public Accounting Firm.

24.01	Power of Attorney (see signature page).

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